EXHIBIT 11

                         WESTCOTT COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                 Three Months ended
                                                      June 30,
                                             ___________________________
                                                1994           1995
                                            ____________    ____________
Earnings per share:
Net income available to common
  shareholders. . . . . . . . . . .        $   2,479,749   $   3,439,934
                                            ____________    ____________
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares(1) . . .           19,387,415      19,631,546
                                            ____________    ____________
                                            ____________    ____________
Earnings per share. . . . . . . . .        $         .13   $         .18
                                            ____________    ____________
                                            ____________    ____________

Earnings per Common and
 Common Equivalent Share:
Weighted average shares
  outstanding . . . . . . . . . . .           19,387,415      19,631,546
Net shares to be issued upon exercise
  of dilutive stock options after
  applying treasury stock method. .              242,588         246,983
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares  . . . .           19,630,003      19,878,529
                                            ____________    ____________
                                            ____________    ____________
Earnings per Common and
  Common equivalent shares. . . . .        $         .13   $         .17
                                            ____________    ____________
                                            ____________    ____________


Earnings per Common Share
 Assuming Full Dilution:
Weighted average shares
  outstanding . . . . . . . . . . .           19,387,415      19,631,546

Net shares to be issued upon exercise
  of dilutive stock options after
  applying treasury stock method. .              239,700         352,322
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares. . . . .           19,627,115      19,983,868
                                            ____________    ____________
                                            ____________    ____________
Earnings per Common Share assuming
  assuming full dilution. . . . . .        $         .13   $         .17
                                            ____________    ____________
                                            ____________    ____________


                                                   Six Months ended
                                                       June 30,
                                            ____________________________
                                                1994             1995
                                            ____________    ____________

Earnings per share:
Net income available to common
  shareholders. . . . . . . . . . .        $   5,368,688   $   7,249,177
                                            ____________    ____________
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares(1) . . .           19,621,683      19,581,297
                                            ____________    ____________
                                            ____________    ____________
Earnings per share. . . . . . . . .        $         .27   $         .37
                                            ____________    ____________
                                            ____________    ____________


Earnings per Common and
 Common Equivalent Share:
Weighted average shares
  outstanding. . . . . . . . . . . .          19,292,486      19,581,297
Net shares to be issued upon exercise
  of dilutive stock options after
  applying treasury stock method . .             329,197         248,600
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares . . . . .          19,621,683      19,829,897
                                            ____________    ____________
                                            ____________    ____________
Earnings per Common and
  Common equivalent shares . . . . .       $         .27   $         .37
                                            ____________    ____________
                                            ____________    ____________


Earnings per Common Share
 Assuming Full Dilution:
Weighted average shares
  outstanding. . . . . . . . . . . .          19,292,486      19,581,297
Net shares to be issued upon exercise
  of dilutive stock options after
  applying treasury stock method . .             329,754         301,299
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares . . . . .          19,622,240      19,882,596
                                            ____________    ____________
                                            ____________    ____________
Earnings per Common Share assuming
  assuming full dilution . . . . . .       $         .27   $         .36
                                            ____________    ____________
                                            ____________    ____________

(1) For the three-month and six-month periods ended June 30, 1995, the calculation of earnings per share was based upon weighted average common shares outstanding, due to the fact that both primary and fully-diluted earnings per share were more than 97% of earnings per common share outstanding. For the three-month and six-month periods ended June 30, 1994, the calculation of earnings per share was based upon weighted average common and common equivalent shares outstanding.